SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2003

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Event

Financing Activities

Portland General Electric Company (PGE) has received approval from the Oregon Public Utility Commission to issue up to $200 million of First Mortgage Bonds, Medium-Term Notes. On August 4, 2003, PGE issued $150 million of such bonds through private placement, with one-third ($50 million) maturing in each of the years 2013, 2023, and 2033. Interest rates for the three maturities are 5.625%, 6.750%, and 6.875%, respectively.

Net proceeds from the issues will be used to redeem certain existing long-term debt and for other general corporate purposes. Notices of redemption have been issued to redeem on September 3, 2003 the $25 million balance of the First Mortgage Bonds, 9.46% Series due August 12, 2021, and $75 million of the First Mortgage Bonds, 7-3/4% Series due April 15, 2023. In addition, PGE has issued a notice of redemption to redeem on September 4, 2003 for $50 million of 8.25% Junior Subordinated Deferrable Interest Debentures, due December 31, 2035.

Item 7. Financial Statements and Exhibits

  Exhibit

  Instruments defining the rights of security holders, including indentures

Pursuant to Regulation S-K Item 601(b)(4)(iii), the Company agrees to furnish a copy of the Fifty-fifth Supplemental Indenture to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

August 5, 2003	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

August 5, 2003	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer